UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): January 28, 2009

ASTORIA FINANCIAL CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	001-11967	11-3170868
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)

ONE ASTORIA FEDERAL PLAZA, LAKE SUCCESS, NEW YORK 11042-1085
(Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code: (516) 327-3000

NOT APPLICABLE
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12(b) under the Exchange Act (17 CFR 240.14a-12(b))
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEMS 1, 3 THROUGH 7  NOT APPLICABLE.

Item 2.02. Results of Operations and Financial Condition.

On January 28, 2009, Astoria Financial Corporation (the “Company”) issued a press release which, among other things, highlights the Company’s financial results for the fourth quarter and full year ended December 31, 2008.  A copy of the press release is furnished herewith as an exhibit to this report.

Item 8.01. Other Events

Astoria further announced in its press release dated January 28, 2009 that the Board of Directors, at their January 28, 2009 meeting, declared a quarterly cash dividend of $0.13 per share.  The cash dividend is payable on March 2, 2009 to shareholders of record as of February 17, 2009.  A copy of the press release is furnished herewith as an exhibit to this report.

The Company further announced in its press release that the Board of Directors established May 20, 2009 as the date for its Annual Meeting of Shareholders, with a voting record date of March 23, 2009.  A copy of the press release is furnished herewith as an exhibit to this report.

 Additionally, the Company announced that Astoria Financial Corporation has elected not to participate in the U.S. Treasury’s Capital Purchase Program (“CPP”) after fully evaluating the related costs and benefits, as well as the potential impact on the long-term value of its shares.  The Company disclosed on December 8, 2008 that it had received preliminary approval to issue up to $375 million of preferred stock and related warrants to the U.S. Treasury under the CPP.  A copy of the press release is furnished herewith as an exhibit to this report.

Item 9.01. Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit 99.1	Press release dated January 28, 2009.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ASTORIA FINANCIAL CORPORATION

By:	/s/ Peter J. Cunningham
Peter J. Cunningham First Vice President and Director of Investor Relations

Dated:  January 28, 2009

EXHIBIT INDEX

Exhibit Number	Description

99.1	Press release dated January 28, 2009.